Exhibit 1.1

$[—]

SYNCHRONY FINANCIAL

$[—] [—]% SENIOR NOTES DUE 20[VV]

$[—] [—]% SENIOR NOTES DUE 20[XX]

$[—] [—]% SENIOR NOTES DUE 20[YY]

$[—] [—]% SENIOR NOTES DUE 20[ZZ]

UNDERWRITING AGREEMENT

August [—], 2014

August [—], 2014

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representatives of the several

Underwriters listed in Schedule I hereto

Dear Sirs and Mesdames:

SYNCHRONY FINANCIAL, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and to sell to the several Underwriters listed in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $[—] aggregate principal amount of the Company’s [—]% Senior Notes due 20[vv] (the “20[vv] Notes”), $[—] aggregate principal amount of the Company’s [—]% Senior Notes due 20[xx] (the “20[xx] Notes”), $[—] aggregate principal amount of the Company’s [—]% Senior Notes due 20[yy] (the “20[yy] Notes”), and $[—] aggregate principal amount of the Company’s [—]% Senior Notes due 20[zz] (the “20[zz] Notes”). The 20[vv], the 20[xx] Notes, the 20[yy] Notes and the 20[zz] Notes will be issued pursuant to the Indenture (the “Base Indenture”), to be dated as of [—], 2014, between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”), to be dated as of [—], 2014, between the Company and the Trustee. The Base Indenture, as supplemented by the First Supplemental Indenture, is herein referred to as the “Indenture.” The 20[vv] Notes, the 20[xx] Notes, the 20[yy] Notes and the 20[zz] Notes are herein collectively referred to as the “Securities.”

Prior to the offering of the Securities, the Company completed an initial public offering (the “IPO”) of up to [143,750,000] shares of its common stock, par value $0.001 per share (“Common Stock”), by means of a separate prospectus relating to such shares of Common Stock.

As used in this Agreement, the “Reorganization” refers to (i) the corporate reorganization transactions to be consummated on or prior to the closing date of the IPO, including the acquisition by the Company of the assets and liabilities owned by certain other subsidiaries of General Electric Company (“GE”) as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (as such terms are defined below) under the heading “Corporate Reorganization,” and (ii) the execution on or prior to the closing date of the IPO of the transitional and other agreements by the Company and GE, General Electric Capital Corporation and/or certain other GE subsidiaries, as applicable, set forth in Schedule IV hereto (the “Reorganization Documents”).

In connection with the IPO, the Company and its subsidiaries, as applicable, are entering into (a) a new $8.0 billion senior unsecured term loan facility, to be governed by a credit agreement to be entered into by the Company, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Bank Credit Agreement”), (b) a new $1.5 billion senior unsecured term loan facility with General Electric Capital Corporation (“GECC”), to be governed by a credit agreement to be entered into by the Company and GECC (the “GECC Credit Agreement” and, together with the Bank Credit Agreement, the “Credit Agreements”), and (c) the agreements, documents and other instruments providing for an aggregate of $5.6 billion undrawn committed capacity as of the closing date of the IPO from private lenders under the Company’s GE Capital Credit Card Master Note Trust and GE Sales Finance Master Trust securitization programs (the “Securitization Documents”).

This Agreement, the Base Indenture, the First Supplemental Indenture, the Reorganization Documents, the Credit Agreements and the Securitization Documents are referred to herein to as the “Transaction Documents.”

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-1 (File No. 333-197244) relating to the Securities. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “Preliminary Prospectus” means the preliminary prospectus related to the Securities filed by the Company with the Commission as part of the Registration Statement in the form used in the offering of the Securities and any amendments thereto, or in the form filed pursuant to Rule 424(b) under the Securities Act prior to filing of the Prospectus, if applicable, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Preliminary Prospectus together with the documents set forth in Schedule II hereto (which shall not include any Electronic Road Show), and “Electronic Road Show” means a “road show” as defined in Rule 433(h) under the Securities Act.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters, as of the date hereof, that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain, and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the Preliminary Prospectus and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering at or prior to the Closing Date (as defined in Section 4 hereof), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) any Electronic Road Show, when considered together with the Time of Sale Prospectus, does not, and at the time of each sale of the Securities in connection with the offering at or prior to the Closing Date, any such Electronic Road Show, when considered together with the Time of Sale Prospectus, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as of the Closing Date, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any Electronic Road Show or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and Electronic Road Shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company set forth in Schedule III hereto (each, a “Designated Subsidiary” and, collectively, the “Designated Subsidiaries”) has been duly incorporated or formed, as the case may be, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation; each Designated Subsidiary has the full power and authority to own its property and to conduct its business as currently conducted; each Designated Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other ownership interests of each Designated Subsidiary are owned directly or indirectly by the Company, have been duly and validly authorized and issued, are fully paid and non-assessable, if applicable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; for purposes of this Agreement, Schedule III hereto includes each subsidiary of the Company that is a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) and that is in existence on the date hereof; provided that, for the avoidance of doubt, none of GE Capital Credit Card Master Note Trust, GE Money Master Trust or GE Sales Finance Master Trust shall be considered a “subsidiary” under Rule 1-02 of Regulation S-X for purposes of this Section 1(e).

(f) This Agreement has been duly authorized, executed and delivered by the Company. The Reorganization Documents, the Credit Agreements and the Securitization Documents have been duly authorized by the Company and each subsidiary of the Company, to the extent applicable.

(g)(A) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents will not contravene (i) any provision of applicable law or the certificate of incorporation or by-laws of the Company, (ii) any agreement or other instrument binding upon the Company or any of its subsidiaries (except to the extent such contravention would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole), or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and (B) no consent, approval, authorization or order of, or qualification with, any U.S. federal, state or local governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents, except such as has been obtained and as may be required to be obtained by the Company under the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(h) The Securities have been duly authorized by the Company, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with this Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to, or affecting, creditors’ rights and to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity (collectively, the “Enforceability Exceptions”). The Securities will conform in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i) Each of the Base Indenture and the First Supplemental Indenture have been duly authorized by the Company, and, when executed and delivered by the Company (and assuming due authorization, execution and delivery of the by the Trustee), each of the Base Indenture and the First Supplemental Indenture will constitute a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to the Enforceability Exceptions. The Indenture will conform in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus. The Base Indenture has been duly qualified under the Trust Indenture Act.

(j) None of the Company or any of the Designated Subsidiaries is in violation of its certificate of incorporation, by-laws or other constituent documents; none of the Company or any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or other instrument binding upon the Company or any of its subsidiaries, except to the extent such default would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(k) There has not occurred any material adverse change in the financial condition, or in the earnings, business, or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described therein and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m) The Preliminary Prospectus complied when filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the net proceeds from such sale as described in the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds” will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(p) Subsequent to the date as of which information is given in the Time of Sale Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in the case of each of clauses (i), (ii) and (iii) of this Section 1(p) as described or otherwise contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(q) Each of the Company and the Designated Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and the Designated Subsidiaries are held by them under valid, subsisting and enforceable leases except such as are described in the Registration

Statement, the Time of Sale Prospectus and the Prospectus or would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r) Each of the Company and the Designated Subsidiaries own or possess valid and enforceable rights to all patents, patent rights, licenses, software, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and domain names currently employed by them in connection with the business now operated by them, except where the failure to so own or possess would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received any notice or claim of infringement or misappropriation of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and the Company is not aware of any reasonable basis for any such notice or claim.

(s) The Company and its subsidiaries have at all times complied with all applicable laws and regulations, and with all rules, policies and procedures established by the Company or any of its subsidiaries, relating to privacy, data protection and the collection, use, transfer, storage, protection, disposal and disclosure of personal and user information, except such as would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. With respect to all such information, the Company and its subsidiaries have at all times taken the steps reasonably necessary to protect such information against loss and against unauthorized access, use, modification, disclosure or other misuse, and except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, to the knowledge of the Company, there has been no material unauthorized access to or other misuse of such information.

(t) No labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent, except where such dispute would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles (“GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(v) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole), all returns that have been filed have been true and complete in all material respects and the Company and each of its subsidiaries have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company). No tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w) The statements set forth in (i) the Time of Sale Prospectus and the Prospectus under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Indenture and the Securities, and under the captions “Business—Legal Proceedings,” “Regulation,” “Arrangements Among GE, GECC and Our Company,” “Corporate Reorganization,” “Description of Certain Indebtedness” and “United States Federal Income Tax Consequences,” insofar as they purport to describe the provisions of the laws (including United States federal tax laws) and documents referred to therein, and (ii) the Registration Statement in Items 14 and 15, insofar as they purport to describe the provisions of the laws and documents referred to therein, in each case fairly summarize in all material respects the matters described therein.1

(x) KPMG LLP, whose report is included in the Prospectus, is an independent registered public accounting firm with respect to the Company and its combined subsidiaries within the meaning of the Securities Act and the rules and regulations adopted by the Commission thereunder. The financial statements of the Company and its combined subsidiaries (including the related notes) included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and conform in all material respects with the rules and regulations adopted by the Commission under the Securities Act. The pro forma financial information and the related notes thereto included in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable.

(y) Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, affiliate, agent, employee or representative acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that has violated or would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder, or any other applicable anti-bribery or anti-corruption laws (collectively, the “Anti-Bribery Laws”), including, without limitation, by making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or giving of any money, property, gift, promise to give, or authorization of the giving of anything else of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or party official or any candidate for foreign political office in contravention of the Anti-Bribery Laws; and the Company and its subsidiaries have conducted their businesses in compliance with the Anti-Bribery Laws and have instituted and maintain and enforce policies and procedures designed to promote and ensure, and which are reasonably expected to continue to promote and ensure, continued compliance therewith.

[1]	NTD: Captions to be updated as necessary.

(z) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”), except as would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(aa) (i) None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (B) to fund or facilitate any activities of or business in any country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”), or (C) in any other manner that will result in a violation by any person (including any person participating in the transaction) of Sanctions.

(ii) The Company and its subsidiaries are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is the subject or the target of Sanctions or with any Sanctioned Country.

(bb) The Company and each of its subsidiaries are in compliance with all applicable laws administered by, and regulations of, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (the

“FDIC”), the Office of the Comptroller of the Currency (the “OCC”), the Consumer Financial Protection Bureau (“CFPB”) and any other federal or state bank regulatory authorities with jurisdiction over the Company or any of its subsidiaries (collectively, the “Bank Regulatory Authorities”), except where the failure to be in compliance with such laws and regulations would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Except as described in the Registration Statement, Time of Sale Prospectus or Prospectus, or as would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, neither the Company nor any of its subsidiaries is a party to or otherwise subject to any consent decree, memorandum of understanding, cease and desist order, order of prohibition or suspension, written commitment, supervisory agreement, or written agreement or other written statement as described under 12 U.S.C. 1818(u) or under 12 U.S.C. 5563 and 12 U.S.C. 5565 (whether or not such Bank Regulatory Authority has determined that publication would be contrary to the public interest) with any of the Bank Regulatory Authorities (collectively, “Regulatory Orders”). None of the Company or any of its subsidiaries has been advised in writing by any Bank Regulatory Authority that such Bank Regulatory Authority is contemplating issuing or requesting any Regulatory Order, nor, to the Company’s knowledge, has the Company or any of its subsidiaries been advised other than in writing by any Bank Regulatory Authority that such Bank Regulatory Authority is contemplating issuing or requesting any Regulatory Order.

(cc) The Company is a duly registered savings and loan holding company under the Home Owners’ Loan Act (12 U.S.C. 1461 et seq.).

(dd) Synchrony Bank (the “Bank”) is a federally chartered savings association regulated by the OCC and its charter is in full force and effect. The Bank is, and has been since January 1, 2013, in compliance with the requirements of the qualified thrift lender test (the requirements of which are set forth at 12 U.S.C. 1467a(m)), including, but not limited to, the requirement to maintain at least 65% of the Bank’s portfolio assets in certain qualified thrift investments.

(ee) The deposit accounts of the Bank are insured up to applicable limits by the FDIC, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company or the Bank, threatened.

(ff) The Bank is “well-capitalized” (as that term is defined at 12 C.F.R. 6.4(b)(1)) and has not been informed in writing by any Bank Regulatory Authority that its status as “well-capitalized” will change within one year, nor, to the Company’s knowledge, has the Bank been informed other than in writing by any Bank Regulatory Authority that its status as “well-capitalized” will change within one year. If the Company were a federal savings association, it would qualify as “well-capitalized” (as that term is defined at 12 C.F.R. 6.4(b)(1)).

(gg) The Bank has received an overall Community Reinvestment Act (“CRA”) rating of at least “satisfactory” and has not been informed in writing by any Bank Regulatory Authority that it may receive a less than “satisfactory” rating for CRA purposes within one year, nor, to the Company’s knowledge, has the Bank been informed other than in writing by any Bank Regulatory Authority that it may receive a less than “satisfactory” rating for CRA purposes within one year.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company, at a purchase price (the “Purchase Price”) of (i) [—]% of the principal amount of the 20[vv] Notes, (ii) [—]% of the principal amount of the 20[xx] Notes, (iii) [—]% of the principal amount of the 20[yy] Notes, and (iv) [—]% of the principal amount of the 20[zz] Notes, plus in each case accrued interest from [—], 2014 to the Closing Date, in the respective principal amount of the 20[vv] Notes, the 20[xx] Notes, the 20[yy] Notes and the 20[zz] Notes set forth opposite the names of the Underwriters set forth in Schedule I hereto.

3. Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable. The Company is further advised by the Representatives that the Securities are to be offered (a) to the public initially at a price (the “Public Offering Price”) equal to (i) [—]% of the principal amount of the 20[vv] Notes, (ii) [—]% of the principal amount of the 20[xx] Notes, (iii) [—]% of the principal amount of the 20[yy] Notes, and (iv) [—]% of the principal amount of the 20[zz] Notes, plus in each case accrued interest from [—], 2014 to the Closing Date, and (b) to certain dealers selected by the Representatives at a price that represents a concession not in excess of [—]% of the principal amount under the Public Offering Price of each series of Securities; that the Underwriters, and such dealers may allow a discount with respect to each series of Securities not in excess of [—]% of the principal amount of such series, to certain other dealers. After the initial public offering of the Securities to the public, the Underwriters may change the Public Offering Price with respect to each series of Securities and concessions and discount to dealers.

4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Underwriters at [10:00] a.m. (New York City time) on [—], 2014, or at such other time on the same or such other date, not later than seven full business days thereafter as the Representatives and the Company determine, such time and date being referred to as the “Closing Date.”

The Securities shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to the Representatives on the Closing Date for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [5:30] p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading of the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act (“NRSRO”), nor shall any public announcement have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any such NRSRO; and

(ii) there shall not have occurred any material adverse change in the financial condition, earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and letter of Weil, Gotshal & Manges LLP, outside U.S. counsel for the Company, each dated the Closing Date, substantially in the form set forth in Exhibits A-1 and A-2.

(d) The Underwriters shall have received on the Closing Date an opinion of Covington & Burling LLP, special U.S. regulatory counsel for the Company, dated the Closing Date, substantially in the form set forth in Exhibit B.

(e) The Underwriters shall have received on the Closing Date an opinion and letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, each dated the Closing Date, with respect to such matters as the Underwriters shall reasonably request.

The opinions of Weil, Gotshal & Manges LLP and Covington & Burling LLP described in Sections 5(c) and 5(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate, dated the date hereof or the Closing Date, as the case may be, and signed by the Chief Financial Officer of the Company, substantially in the form set forth in Exhibit D.

(h) The Reorganization shall have been consummated in all material respects.

(i) Each of the Credit Agreements and the Securitization Documents shall have been executed by each party thereto and shall be effective, and the Company shall have borrowed an aggregate of $8.0 billion under the Bank Credit Agreement and an aggregate of $1.5 billion under the GECC Credit Agreement on or prior to the Closing Date.

6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a) To furnish to the Representatives, without charge, three signed copies of the Registration Statement (including exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. (New York City time) on the business day next succeeding the date of this Agreement or as promptly as practicable thereafter and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale

Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(h) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than the Securities).

(j) To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Notes or the offering in a form consented to by the Representatives, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the issuance and delivery of the Securities to the Underwriters, (iii) the cost of printing or the reasonable fees of counsel in producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, Inc., (v) all fees charged by the rating agencies for ratings of the Securities, (vi) the cost of printing certificates representing the Securities, (vii) the costs and charges of any trustee, transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of any Electronic Road Show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the Company’s pro rata share (based on the number of seats occupied by representatives and officers of the Company and any such consultants, on the one hand, and by representatives and officers of the Underwriters, on the other hand) of the cost of any aircraft chartered in connection with the road show with the prior approval of the Company (with the remainder of the cost of such aircraft to be paid by the Underwriters), and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

The provisions of this section shall not supersede or otherwise affect any agreement that the Company and its parent companies may otherwise have for the allocation of such expenses among themselves.

8. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter (other than, for the avoidance of doubt, the final term sheet prepared by the Company and filed with the Commission pursuant to Section 6(j)). Each Underwriter severally acknowledges and agrees that, except as may be set forth in Schedule II hereto, the Company has not authorized or approved any “issuer information” (as defined in Rule 433(h) under the Securities Act) for use in any free writing prospectus prepared by or on behalf of the Underwriters.

9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any Electronic Road Show or the Prospectus (if used within the period set forth in Section 6(f) hereof and as amended or supplemented if the Company shall furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter agrees, severally but not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by the Representatives on behalf of such Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed or is required to file pursuant to Rule 433(d) under the Securities Act, any Electronic Road Show or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to under such paragraph, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) if the indemnifying party is the Company, in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party or parties on the other hand from the offering of the Securities, (ii) if the indemnifying party is an Underwriter, in such proportion as is appropriate to reflect the relative fault of such Underwriter on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities or (iii) if the allocation provided by clause (i) or (ii) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above or the relative fault referred to in clause (ii) above but also the relative fault (in cases covered by clause (i) above) or the relative benefits (in cases covered by clause (ii) above) of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective aggregate principal amount of Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

10. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading in securities generally on or by the New York Stock Exchange (the “NYSE”) shall have been suspended or materially limited, (ii) trading of any securities of the Company shall have been suspended on the NYSE, (iii) a general moratorium on commercial banking activities in the State of New York or the United States shall have been declared by federal or New York State authorities, or (iv) there shall have occurred any material outbreak, or material escalation, of hostilities or other national or international calamity or crisis, which in each case of (i) through (iv) above is of such magnitude and severity in its effect on the financial markets of the United States, in the reasonable judgment of the Representatives, as to prevent or materially impair the delivery, or enforcement of contracts for sale, of the Securities.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase on such date pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the

Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any one of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Nature of Relationship. The Company and the Underwriters acknowledge and agree that, in connection with all aspects of each transaction contemplated by this Agreement, the Company and the Underwriters have an arms-length business relationship that creates no fiduciary duty on the part of either party and each expressly disclaims any fiduciary relationship. In addition, the Company acknowledges and agrees that the Underwriters may have interests that differ from those of the Company.

17. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at (a) Citigroup Global Markets Inc., General Counsel (fax no.: (212) 816-7912)) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; (b) Goldman, Sachs & Co., Attention: Registration Department, 200 West Street, New York, New York 10282, facsimile: 212-902-9316; and (c) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk – 3rd Floor, facsimile: 212-834-6081; and if to the Company shall be delivered, mailed or sent to SYNCHRONY FINANCIAL, 777 Long Ridge Road, Stamford, Connecticut 06902, Attention: Jonathan S. Mothner, Esq.

[Signature Page Follows]

Very truly yours, SYNCHRONY FINANCIAL

By:
Name:
Title:

[Signature Page to Underwriting Agreement (Debt)]

Accepted as of the date hereof Citigroup Global Markets Inc. Goldman, Sachs & Co. J.P. Morgan Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

By:	GOLDMAN, SACHS & CO.

By:
Name:
Title:

By:	J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement (Debt)]

SCHEDULE I

Underwriter	Principal Amount of 20[vv] Notes To Be Purchased		Principal Amount of 20[xx] Notes To Be Purchased		Principal Amount of 20[yy] Notes To Be Purchased		Principal Amount of 20[zz] Notes To Be Purchased
Barclays Capital Inc.	$	[—]	$	[—]	$	[—]	$	[—]
Citigroup Global Markets Inc.	$	[—]	$	[—]	$	[—]	$	[—]
Credit Suisse Securities (USA) LLC	$	[—]	$	[—]	$	[—]	$	[—]
Deutsche Bank Securities Inc.	$	[—]	$	[—]	$	[—]	$	[—]
Goldman, Sachs & Co.	$	[—]	$	[—]	$	[—]	$	[—]
J.P. Morgan Securities LLC	$	[—]	$	[—]	$	[—]	$	[—]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	[—]	$	[—]	$	[—]	$	[—]
Morgan Stanley & Co. LLC	$	[—]	$	[—]	$	[—]	$	[—]
BNP Paribas Securities Corp.	$	[—]	$	[—]	$	[—]	$	[—]
HSBC Securities (USA) Inc.	$	[—]	$	[—]	$	[—]	$	[—]
Mitsubishi UFJ Securities (USA), Inc.	$	[—]	$	[—]	$	[—]	$	[—]
Mizuho Securities USA Inc.	$	[—]	$	[—]	$	[—]	$	[—]
RBC Capital Markets, LLC	$	[—]	$	[—]	$	[—]	$	[—]
RBS Securities Inc.	$	[—]	$	[—]	$	[—]	$	[—]
Santander Investment Securities Inc.	$	[—]	$	[—]	$	[—]	$	[—]
SG Americas Securities, LLC	$	[—]	$	[—]	$	[—]	$	[—]
SMBC Nikko Securities America, Inc.	$	[—]	$	[—]	$	[—]	$	[—]
Banca IMI S.p.A.	$	[—]	$	[—]	$	[—]	$	[—]
BBVA Securities Inc.	$	[—]	$	[—]	$	[—]	$	[—]
Blaylock Beal Van, LLC	$	[—]	$	[—]	$	[—]	$	[—]
CastleOak Securities, L.P.	$	[—]	$	[—]	$	[—]	$	[—]
Commerz Markets LLC	$	[—]	$	[—]	$	[—]	$	[—]
Credit Agricole Securities (USA) Inc.	$	[—]	$	[—]	$	[—]	$	[—]
Fifth Third Securities, Inc.	$	[—]	$	[—]	$	[—]	$	[—]

I-1

ING Financial Markets LLC	$	[—]	$	[—]	$	[—]	$	[—]
Lebenthal & Co., LLC	$	[—]	$	[—]	$	[—]	$	[—]
Loop Capital Markets LLC	$	[—]	$	[—]	$	[—]	$	[—]
Mischler Financial Group, Inc.	$	[—]	$	[—]	$	[—]	$	[—]
Samuel A. Ramirez & Company, Inc.	$	[—]	$	[—]	$	[—]	$	[—]
The Williams Capital Group, L.P.	$	[—]	$	[—]	$	[—]	$	[—]
Total:	$	[—]	$	[—]	$	[—]	$	[—]

I-2

SCHEDULE II

TIME OF SALE PROSPECTUS

1.	Preliminary Prospectus dated [—], 2014

2.	Pricing Term Sheet (attached as Exhibit C hereto)

3.	[Any other free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

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SCHEDULE III

LIST OF DESIGNATED SUBSIDIARIES

Designated Subsidiaries	Jurisdiction of Organization
Synchrony Bank	United States
GEMB Lending Inc.	Delaware
RFS Holding, Inc.	Delaware
RFS Holding, LLC	Delaware

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SCHEDULE IV

REORGANIZATION DOCUMENTS

1.	The Master Agreement described under the caption “Arrangements Among GE, GECC and Our Company—Relationship with GE and GECC—Master Agreement” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

2.	The Transitional Services Agreement described under the caption “Arrangements Among GE, GECC and Our Company—Relationship with GE and GECC—Transitional Services Agreement” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

3.	The Registration Rights Agreement described under the caption “Arrangements Among GE, GECC and Our Company—Relationship with GE and GECC—Registration Rights Agreement” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

4.	The Tax Sharing and Separation Agreement described under the caption “Arrangements Among GE, GECC and Our Company—Relationship with GE and GECC—Tax Sharing and Separation Agreement” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

5.	The Employee Matters Agreement described under the caption “Arrangements Among GE, GECC and Our Company—Relationship with GE and GECC—Employee Matters Agreement” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

6.	The Transitional Trademark License Agreement described under the caption “Arrangements Among GE, GECC and Our Company—Relationship with GE and GECC—Intellectual Property Arrangements—Transitional Trademark License Agreement” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

7.	The Intellectual Property Cross License Agreement described under the caption “Arrangements Among GE, GECC and Our Company—Relationship with GE and GECC—Intellectual Property Arrangements—Intellectual Property Cross License Agreement” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

8.	Each agreement, document or other instrument terminating the guarantees described under the caption “Arrangements Among GE, GECC and Our Company—Other Related Party Transactions—Tax Allocation Agreement” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

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9.	Each agreement, document or other instrument giving effect to the replacement of GECC’s Bank deposit with the Company’s Bank deposit described under the caption “Arrangements Among GE, GECC and Our Company—Other Related Party Transactions—GECC Deposit in the Bank” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

10.	The Bank Agreement described under the caption “Arrangements Among GE, GECC and Our Company—Other Related Party Transactions—Tax Allocation Agreement” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

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EXHIBIT A-1

FORM OF U.S. COMPANY COUNSEL OPINION

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Time of Sale Prospectus and the Prospectus.

2. Each of the subsidiaries of the Company set forth on Schedule I hereto (each, a “Relevant Subsidiary”) is a corporation or limited liability company, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has all requisite corporate or limited liability company, as the case may be, power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

3. All the outstanding shares of capital stock or other ownership interests of each Relevant Subsidiary are owned of record by the Company or one of its subsidiaries. To our knowledge, such shares or other ownership interests are also owned beneficially by the Company or one of its subsidiaries and are owned free and clear of all adverse claims, limitations on voting rights, options and other encumbrances.

4. The Company has all requisite corporate power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Underwriting Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

5. The Company has all requisite corporate power and authority to execute and deliver the Base Indenture and the First Supplemental Indenture and to perform its obligations thereunder. The execution, delivery and performance of the Base Indenture and the First Supplemental Indenture by the Company have been duly authorized by all necessary corporate action on the part of the Company, and each of the Base Indenture and the First Supplemental Indenture has been duly and validly executed and delivered by the Company. Assuming the due authorization, execution and delivery of the Base Indenture and the First Supplemental Indenture by the Trustee, each of the Base Indenture and the First Supplemental Indenture constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization,

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moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The Base Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

6. The Company has all requisite corporate power and authority to execute and deliver the Securities and to perform its obligations thereunder. The execution, delivery and performance of the Securities by the Company have been duly authorized by all necessary corporate action on the part of the Company. The Securities have been duly and validly executed by the Company and, when the Securities have been duly authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Indenture, and will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

7. The execution and delivery by the Company of the Underwriting Agreement, the Base Indenture, the First Supplemental Indenture and the Securities, and the performance by the Company of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of the Company, (ii) any of the terms, conditions or provisions of any document, agreement or other instrument filed as an exhibit to the Registration Statement, (iii) the laws of the State of New York, the corporate laws of the State of Delaware or any federal law or regulation (other than federal and state securities or Blue Sky laws or banking statutes or regulations, as to which we express no opinion in this paragraph), or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company or any of its subsidiaries of which we are aware.

8. No consent, approval, waiver, license or authorization or other action by or filing with any federal, New York or Delaware corporate governmental authority is required in connection with the execution and delivery by the Company of the Underwriting Agreement, the Base Indenture, the First Supplemental Indenture or the Securities, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its

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obligations thereunder, except for those in connection with federal and state securities or blue sky laws or banking statutes or regulations, as to which we express no opinion in this paragraph, and those already obtained or made.

9. The statements set forth in (A) the Time of Sale Prospectus and the Prospectus under the captions “Corporate Reorganization” (as to only the first two paragraphs thereunder), “Arrangements Among GE, GECC and Our Company,” “Description of the Notes,” “Description of Certain Indebtedness,” and “Management—Compensation Plans Following the IPO—Synchrony 2014 Long-Term Incentive Plan” and (B) the Registration Statement in response to the requirements of Item 14 and 15 of Form S-1, in each case insofar as such statements constitute summaries of the legal matters, documents (including the Indenture and the Securities) or proceedings referred to therein, fairly and accurately summarize the matters referred to therein in all material respects.2

10. The statements in the Time of Sale Prospectus and the Prospectus under the caption “Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders” insofar as they constitute statements of United States federal income tax law or legal conclusions with respect thereto, and subject to the limitations set forth therein, fairly summarize the matters referred to therein in all material respects.

11. To our knowledge there are no legal or governmental proceedings pending or overtly threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described or any contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

12. The Registration Statement has become effective under the Securities Act and, based solely on a telephone confirmation by the staff of the Commission, we are not aware of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use. To our knowledge, no proceedings therefor have been initiated or overtly threatened by the Commission and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such rule.

[2]	NTD: Captions to be updated as necessary.

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13. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the net proceeds from such sale as described in the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds” will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940.

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Schedule I

Relevant Subsidiaries	Jurisdiction of Organization
GEMB Lending Inc.	Delaware
RFS Holding, Inc.	Delaware
RFS Holding, LLC	Delaware

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EXHIBIT A-2

FORM OF U.S. COMPANY COUNSEL LETTER

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information, and many determinations involved in the preparation of the Registration Statement and Prospectus are of a non-legal character. In addition, we have not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement and Prospectus. Consequently, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (other than as stated in paragraphs 9 and 10 of our opinion of even date herewith). Also, we do not make any statement herein with respect to any of the financial statements and related notes thereto, the financial statement schedules or the financial or accounting data contained in the Registration Statement and Prospectus.

We have reviewed the Registration Statement and Prospectus and we have participated in conferences with representatives of the Company, its independent public accountants, its special U.S. regulatory counsel, you and your counsel, at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed.

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, (a) the Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the applicable requirements of the Securities Act and the rules and regulations thereunder, and (b) no facts have come to our attention which cause us to believe that (i) the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus, as of [            ] [a][p].m (New York City time) on [—], 2014, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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EXHIBIT B

FORM OF SPECIAL U.S. REGULATORY COUNSEL OPINION

1. The Company is a duly registered savings and loan holding company under the Home Owners’ Loan Act (12 U.S.C. 1461 et seq.).

2. The Bank is a duly chartered federal savings association under the laws of the United States. The charter of the Bank is in full force and effect.

3. The deposit accounts of the Bank are insured up to the applicable limits by the Deposit Insurance Fund of the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and, to such counsel’s knowledge, no proceeding for the revocation or termination of such insurance is pending or threatened.

4. No consent, approval, authorization or other action by or filing with any Bank Regulatory Authority3 is required on the part of the Company or the Bank for the offer and sale of the Securities, except those that, if not made or obtained, would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and the Bank, taken as a whole.

5. The statements in the Time of Sale Prospectus and the Prospectus under the captions (a) “Prospectus Summary—Formation and Regulation of Synchrony” (excluding the first paragraph under such caption), (b) “Prospectus Summary—GE Ownership and Our Separation from GE—Bank Regulatory Approvals Required for Separation and the GE SLHC Deregistration,” (c) “Risk Factors—Risks Relating to Our Businesses—Our inability to grow our deposits in the future could materially adversely affect our liquidity and ability to grow our business” (excluding the first three paragraphs under such caption), (d) “Risk Factors—Risks Relating to Regulation,” (e) “Risk Factors—Risks Relating to Our Separation From GE—We need Federal Reserve Board approval to continue to be a savings and loan holding company following the GE SLHC Deregistration. We may not receive this approval in a timely manner or at all, and additional approval conditions beyond what we are anticipating may be imposed that prevent or delay the Separation or the GE SLHC Deregistration or require us to incur significant additional expense,” (f) “Risk Factors—Risks Relating to Our Separation From GE—Prior to the Separation and the GE SLHC Deregistration, we need to

[3]	“Bank Regulatory Authorities” defined as the Board of Governors of the Federal Reserve System, FDIC, OCC and the CFPB.

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establish and significantly expand many aspects of our operations and infrastructure, and our failure to do so in a timely manner, within anticipated costs and without disrupting our ongoing business, could have a material adverse effect on our business and results of operations and could delay or prevent the Separation and the GE SLHC Deregistration,” (g) “Risk Factors—Risks Relating to Our Separation From GE—Even if the GE SLHC Deregistration is obtained, we also will need Federal Reserve Board agreement that we meet the criteria for a savings and loan holding company to be treated as a financial holding company, and we cannot be certain the Federal Reserve Board will provide such agreement or what additional conditions or restrictions it may impose if it does so,” (h) “Corporate Reorganization” (as to only the third and the fourth paragraphs thereunder), and (i) “Regulation,” in each case insofar as such statements constitute summaries of the laws, regulations, legal matters, agreements or other legal documents referred to therein, are accurate in all material respects and fairly summarize the matters referred to therein.4

[4]	NTD: Captions to be updated as necessary.

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EXHIBIT C

PRICING TERM SHEET

[To come]

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EXHIBIT D

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

Capitalized terms not defined in this certificate have the meaning ascribed to them in the Underwriting Agreement, dated as of [—], 2014 (the “Underwriting Agreement”), among SYNCHRONY FINANCIAL (the “Company”) and Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC (the “Representatives”), as representatives of the underwriters listed in Schedule I thereto (the “Underwriters”).

This certificate is delivered to the Underwriters pursuant to Section 5(g) of the Underwriting Agreement in connection with the offering of $[—] aggregate principal amount of the Company’s [—]% Senior Notes due 20[vv] (the “20[vv] Notes”), $[—] aggregate principal amount of the Company’s [—]% Senior Notes due 20[xx] (the “20[xx] Notes”), $[—] aggregate principal amount of the Company’s [—]% Senior Notes due 20[yy] (the “20[yy] Notes”), and $[—] aggregate principal amount of the Company’s [—]% Senior Notes due 20[zz] (the “20[zz] Notes” and, together with the 20[vv], the 20[xx] Notes and the 20[yy] Notes, the “Notes”), pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-197244) and Amendments No. 1 [and 2] thereto filed with the Securities and Exchange Commission, including the related Preliminary Prospectus dated August [—], 2014 (the “Preliminary Prospectus”) [and the related Prospectus dated August [—], 2014 (the “Prospectus”)]5.

I, Brian D. Doubles, Chief Financial Officer of the Company, based on an examination of the financial and accounting records of the Company undertaken by me or members of my staff who report to me and are responsible for the Company’s financial and accounting matters, hereby certify, on behalf of the Company, to the Underwriters as of the date hereof that:

1. I am responsible for and familiar with the accounting and operations systems of the Company and combined affiliates.

2. I, or members of my staff who report to me and are responsible for the Company’s financial and accounting matters, have prepared an unaudited pro forma combined statement of financial position of the Company and combined affiliates as of December 31, 2013 (the “December 2013 Pro Forma Balance Sheet”).

[5]	Include in certificate delivered on the closing date only.

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3. To my knowledge:

(a) the December 2013 Pro Forma Balance Sheet complies as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X, except for the period presented does not represent the end of the most recent period for which a consolidated balance sheet is required by Rule 3-01 of Regulation S-X; and

(b) the pro forma adjustments have been properly applied to the historical amounts in the compilation of the December 2013 Pro Forma Balance Sheet.

4. I, or members of my staff who report to me and are responsible for the Company’s financial and accounting matters, have proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the December 2013 Pro Forma Balance Sheet.

5. I, or members of my staff who report to me and are responsible for the Company’s financial and accounting matters, have:

(a) reviewed the items marked on the copies of certain pages of the Preliminary Prospectus [and the Prospectus]6, attached as Exhibit[s] A [and B] hereto; and

(b) compared such amounts with, or recalculated such amounts from, one or more of (i) amounts contained in the regularly maintained accounting records of the Company, (ii) amounts contained in the unaudited condensed combined pro forma financial statements and related footnotes as of and for the three months ended March 31, 2014 and for the year ended December 31, 2013, which appear under the caption “Selected Historical and Pro Forma Financial Information—Unaudited Pro Forma Financial Information” in the Preliminary Prospectus [and the Prospectus], and related pro forma adjustments and (iii) the December 2013 Pro Forma Balance Sheet and related pro forma adjustments, and found them to be in agreement.

[Signature Page Follows]

[6]	Include in certificate delivered on the closing date only.

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IN WITNESS WHEREOF, I have signed this certificate.

Dated: [            ], 2014

Name:	Brian D. Doubles
Title:	Chief Financial Officer

[Signature Page to Chief Financial Officer’s Certificate (Debt)]